Exhibit 99.2

Sidus Space Announces Closing of $7.0 Million Public Offering

CAPE CANAVERAL, Fla., November 14, 2024 – Sidus Space, Inc. (Nasdaq: SIDU) (“Sidus” or the “Company”), an innovative, agile space mission enabler, today announced the closing of its previously announced underwritten public offering of 5,600,000 shares of its Class A common stock (or pre-funded warrants (“Pre-funded Warrants” in lieu thereof). Each share of Class A common stock (or Pre-funded Warrant) was sold at a public offering price of $1.25 per share (inclusive of the Pre-funded Warrant exercise price) for gross proceeds of $7.0 million, before deducting underwriting discounts and offering expenses.

The Company intends to use the net proceeds from the offering for working capital and general corporate purposes.

ThinkEquity acted as sole book-running manager for the offering.

A registration statement on Form S-1 (File No. 333-282632) relating to the shares was filed with the Securities and Exchange Commission (“SEC”) and became effective on November 12, 2024. This offering is being made only by means of a prospectus. Copies of the final prospectus may be obtained from ThinkEquity, 17 State Street, 41st Floor, New York, New York 10004. The final prospectus will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Sidus Space

Sidus Space (NASDAQ: SIDU) is a space mission enabler providing flexible, cost-effective solutions including custom satellite design, payload hosting, mission management, space manufacturing and AI enhanced space-based sensor data-as-a-service. With its mission of Space Access Reimagined™, Sidus Space is committed to rapid innovation, adaptable and cost-effective solutions, and the optimization of space system and data collection performance. With demonstrated space heritage including manufacturing and operating its own satellite and sensor system, LizzieSat™, Sidus Space serves government, defense, intelligence and commercial companies around the globe. Strategically headquartered on Florida’s Space Coast, Sidus Space operates a 35,000-square-foot space manufacturing, assembly, integration and testing facility and provides easy access to nearby launch facilities.

Forward-Looking Statements

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute ‘forward-looking statements’ within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements relating to the expected trading commencement and closing dates. The words ‘anticipate,’ ‘believe,’ ‘continue,’ ‘could,’ ‘estimate,’ ‘expect,’ ‘intend,’ ‘may,’ ‘plan,’ ‘potential,’ ‘predict,’ ‘project,’ ‘should,’ ‘target,’ ‘will,’ ‘would’ and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties related to market conditions and other factors described more fully in the section entitled ‘Risk Factors’ in Sidus Space’s prospectus and Annual Report on Form 10-K for the year ended December 31, 2023, and other periodic reports filed with the Securities and Exchange Commission. Any forward-looking statements contained in this press release speak only as of the date hereof, and Sidus Space, Inc. specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts

Investor Relations

investorrelations@sidusspace.com

Media

press@sidusspace.com

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